Filed Pursuant to Rule 433
Registration No. 333-213187

Pricing Term Sheet

5-year Senior Fixed Rate Notes due 2023

Issuer:	Mizuho Financial Group, Inc. (the “Issuer”)

Expected Security Ratings:*	A1 (Moody’s) / A- (S&P)

Securities Offered:	Aggregate principal amount of U.S.$850,000,000 3.549% senior notes due 2023

Issue Price:	100.000%

Maturity Date:	March 5, 2023

Interest Rate:	3.549%

Treasury Benchmark:	5-year U.S. Treasury, 2.625% due February 28, 2023

Treasury Benchmark Price / Yield:	99-28+ / 2.649%

Spread to Treasury Benchmark:	90 basis points

Reoffer Yield:	3.549%

Interest Payment Dates:	March 5 and September 5 of each year, starting on September 5, 2018

Day Count:	30/360

Ranking:	Direct, unconditional, unsubordinated and unsecured obligations of the Issuer and rank pari passu and without preference among themselves and with all other unsecured obligations, other than subordinated obligations of the Issuer (except for statutorily preferred exceptions) from time to time outstanding.

Trade Date:	February 28, 2018

Settlement Date:	March 5, 2018 (T+3)

Business Days:	New York and Tokyo

Minimum Denomination:	U.S.$200,000 or integral multiples of U.S.$1,000 in excess thereof.

Listing:	Singapore Exchange Securities Trading Limited

Billing and Delivering:	Mizuho Securities USA LLC

Joint Lead Managers and Joint Bookrunners:	Mizuho Securities USA LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc.

Co-Managers:	HSBC Securities (USA) Inc., Natixis Securities Americas LLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., BNY Mellon Capital Markets, LLC, Citizens Capital Markets, Inc., Crédit Agricole Corporate and Investment Bank, Daiwa Capital Markets America Inc., Barclays Capital Inc., BNP Paribas, CIBC World Markets Corp., KKR Capital Markets LLC, Société Générale and UBS Securities LLC

CUSIP:	60687Y AP4

ISIN:	US60687YAP43

Common Code:	178007238

*Note: A security rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, revision or withdrawal at any time by the assigning rating agencies.

This communication is intended for the sole use of the person to whom it is provided by us. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The Issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the Issuer has filed with the SEC and which are incorporated by reference therein for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling Mizuho Securities USA LLC, toll free at 1-866-271-7403 or J.P. Morgan Securities LLC, collect at 1-212-834-4533.

Pricing Term Sheet

10-year Senior Fixed Rate Notes due 2028

Issuer:	Mizuho Financial Group, Inc. (the “Issuer”)

Expected Security Ratings:*	A1 (Moody’s) / A- (S&P)

Securities Offered:	Aggregate principal amount of U.S.$1,300,000,000 4.018% senior notes due 2028

Issue Price:	100.000%

Maturity Date:	March 5, 2028

Interest Rate:	4.018%

Treasury Benchmark:	10-year U.S. Treasury, 2.750% due February 15, 2028

Treasury Benchmark Price / Yield:	98-31+ / 2.868%

Spread to Treasury Benchmark:	115 basis points

Reoffer Yield:	4.018%

Interest Payment Dates:	March 5 and September 5 of each year, starting on September 5, 2018

Day Count:	30/360

Ranking:	Direct, unconditional, unsubordinated and unsecured obligations of the Issuer and rank pari passu and without preference among themselves and with all other unsecured obligations, other than subordinated obligations of the Issuer (except for statutorily preferred exceptions) from time to time outstanding.

Trade Date:	February 28, 2018

Settlement Date:	March 5, 2018 (T+3)

Business Days:	New York and Tokyo

Minimum Denomination:	U.S.$200,000 or integral multiples of U.S.$1,000 in excess thereof.

Listing:	Singapore Exchange Securities Trading Limited

Billing and Delivering:	Mizuho Securities USA LLC

Joint Lead Managers and Joint Bookrunners:	Mizuho Securities USA LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc.

Co-Managers:	HSBC Securities (USA) Inc., Natixis Securities Americas LLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., BNY Mellon Capital Markets, LLC, Citizens Capital Markets, Inc., Crédit Agricole Corporate and Investment Bank, Daiwa Capital Markets America Inc., Barclays Capital Inc., BNP Paribas, CIBC World Markets Corp., KKR Capital Markets LLC, Société Générale and UBS Securities LLC

CUSIP:	60687Y AR0

ISIN:	US60687YAR09

Common Code:	178007297

*Note: A security rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, revision or withdrawal at any time by the assigning rating agencies.

This communication is intended for the sole use of the person to whom it is provided by us. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The Issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the Issuer has filed with the SEC and which are incorporated by reference therein for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling Mizuho Securities USA LLC, toll free at 1-866-271-7403 or J.P. Morgan Securities LLC, collect at 1-212-834-4533.

Pricing Term Sheet

Senior Floating Rate Notes due 2023

Issuer:	Mizuho Financial Group, Inc. (the “Issuer”)

Expected Security Ratings:*	A1 (Moody’s) / A- (S&P)

Securities Offered:	Aggregate principal amount of U.S.$850,000,000 senior floating rate notes due 2023

Issue Price:	100.000%

Maturity Date:	March 5, 2023

Interest Rate:	Three-month U.S. Dollar LIBOR plus 0.79%

Interest Payment Dates:	March 5, June 5, September 5 and December 5 of each year, starting on June 5, 2018

Day Count:	ACT/360

Ranking:	Direct, unconditional, unsubordinated and unsecured obligations of the Issuer and rank pari passu and without preference among themselves and with all other unsecured obligations, other than subordinated obligations of the Issuer (except for statutorily preferred exceptions) from time to time outstanding.

Trade Date:	February 28, 2018

Settlement Date:	March 5, 2018 (T+3)

Business Days:	New York and Tokyo

Minimum Denomination:	U.S.$200,000 or integral multiples of U.S.$1,000 in excess thereof.

Listing:	Singapore Exchange Securities Trading Limited

Billing and Delivering:	Mizuho Securities USA LLC

Joint Lead Managers and Joint Bookrunners:	Mizuho Securities USA LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc.

Co-Managers:	HSBC Securities (USA) Inc., Natixis Securities Americas LLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., BNY Mellon Capital Markets, LLC, Citizens Capital Markets, Inc., Crédit Agricole Corporate and Investment Bank, Daiwa Capital Markets America Inc., Barclays Capital Inc., BNP Paribas, CIBC World Markets Corp., KKR Capital Markets LLC, Société Générale and UBS Securities LLC

CUSIP:	60687Y AQ2

ISIN:	US60687YAQ26

Common Code:	178007262

*Note: A security rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, revision or withdrawal at any time by the assigning rating agencies.

This communication is intended for the sole use of the person to whom it is provided by us. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The Issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the Issuer has filed with the SEC and which are incorporated by reference therein for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling Mizuho Securities USA LLC, toll free at 1-866-271-7403 or J.P. Morgan Securities LLC, collect at 1-212-834-4533.